UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):     July 15, 2004



                              AUDIOVOX CORPORATION
             (Exact name of registrant as specified in its charter)



DELAWARE                           0-28839                   13-1964841
(State or other jurisdiction       (Commission               (IRS Employer
 of Incorporation)                 File Number)              Identification
                                                                 Number)




150 Marcus Boulevard, Hauppauge, New York                       11788
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:           (631) 231-7750



                                      NONE
          (Former name or former address, if changed since last report)

                            Exhibit Index on Page 2
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ITEM 5.  OTHER EVENTS

     Fifth Amended and Restated Credit Agreement: Effective July 16, 2004, the Company entered into the Fifth Amended and Restated Credit Agreement (the "Credit Agreement") which supersedes the Fourth Amended and Restated Credit Agreement, as amended, in its entirety.

     The Credit Agreement provides for aggregate commitments of the Lenders in the amount of $150,000,000. The Credit Agreement contains various covenants requiring, among other things, minimum quarterly and annual levels of pre-tax income and net worth. The Credit Agreement will expire on the earlier of July 15, 2005 or the date of consummation of (x) the sale of substantially all the assets of Audiovox Communications Corp. to UTStarcom, Inc. pursuant to the UTStarcom Purchase Agreement and/or (y) the purchase by the Borrower of Toshiba Corporation's interest in Audiovox Communications Corp. and the repayment by Audiovox Communications Corp. of the Toshiba Note pursuant to the Toshiba Agreement.

     In addition, pursuant to a Guarantee and Collateral Agreement, certain of the Company's subsidiaries guaranteed the Company's obligations and pledged certain of their assets as security for the performance of those obligations. A copy of the Guarantee and Collateral Agreement is annexed as Exhibit 99.2 to this Form 8-K.

     For the full terms and conditions of the Credit Agreement and the Guarantee and Collateral Agreement, please see the copies of these documents which are filed as Exhibit 99.1 and 99.2, respectively, to this Form 8-K.





ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)    Exhibits.

      Exhibit No.          Description

      Exhibit 99.1       Fifth Amended and Restated Credit Agreement

      Exhibit 99.2       Guarantee and Collateral Agreement

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AUDIOVOX CORPORATION




Dated:  July 20, 2004                        By: /s/ Charles M. Stoehr
                                                 ------------------------------
                                                 Charles M. Stoehr
                                                 Senior Vice President and
                                                 Chief Financial Officer








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